UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Framework Agreement

On January 15, 2014, Corning Incorporated (“Corning” or the “Company”) and certain of its wholly owned subsidiaries completed the previously announced transactions to acquire the common shares of Samsung Corning Precision Materials Co., Ltd., a company organized under the laws of the Republic of Korea (“SCP”), previously held by Samsung Display Co., Ltd., a company organized under the laws of the Republic of Korea (“SDC”). Such acquisition was completed pursuant to the Framework Agreement, dated as of October 22, 2013 (the “Framework Agreement”), entered into by SDC, Corning, certain wholly-owned subsidiaries of Corning and, following the execution of joinder agreements, SCP and Samsung Corning Advanced Glass LLC, a limited liability company organized under the laws of the Republic of Korea. The Framework Agreement was previously described in the Company’s Current Report on Form 8-K filed on October 25, 2013. As contemplated by the Framework Agreement, Corning has also acquired the common shares of SCP previously held by SCP’s minority shareholders. Corning is now the owner of 100% of the common shares of SCP.

In connection with the closing of the purchase of equity interests in SCP from SDC pursuant to the Framework Agreement, the Company designated a new series of its preferred stock as Fixed Rate Cumulative Convertible Preferred Stock, Series A, par value $100 per share (the “Preferred Stock”), by filing on January 14, 2014 with the Secretary of State of the State of New York a Certificate of Amendment of the Restated Certificate of Incorporation of the Company, as further described in Item 5.03 of this Current Report on Form 8-K. As contemplated by the Framework Agreement, SDC became the owner of 2,300 shares of Preferred Stock (each with an issue price of $1 million per share) (such number of shares issued, the “Preferred Shares”).

Other

As contemplated by the Framework Agreement, in connection with the closing of the purchase of the common shares of SCP from SDC, certain of the parties to the Framework Agreement entered into a number of ancillary agreements, including a confidentiality agreement relating to the treatment of confidential information of SCP and SDC, a services agreement relating to certain post-closing services that may be required by SCP, and an employee matters agreement relating to certain employment matters of SCP employees.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be reported under this Item 3.02 is incorporated by reference from Item 2.01 and Item 5.03 of this Current Report on Form 8-K. The Preferred Shares were sold to SDC in reliance upon exemptions from registration under federal securities laws and under applicable state securities laws.

Item 3.03	Material Modification to Rights of Security Holders.

The information required to be reported under this Item 3.03 is incorporated by reference from Item 2.01 and Item 5.03 of this Current Report on form 8-K.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2014, Corning filed with the Secretary of State of the State of New York a Certificate of Amendment of the Restated Certificate of Incorporation of Corning. This Certificate of

Amendment provided for the designations, rights and preferences of the Preferred Stock and was previously described in the Company’s Current Report on Form 8-K filed on October 25, 2013. A copy of this Certificate of Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On January 15, 2014, Corning issued a press release to announce the closing of the purchase of the common shares of SCP from SDC pursuant to the Framework Agreement, which is furnished as Exhibit 99.1 to this to this Current Report on Form 8-K. The information in the attached Press Release is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements and Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed within 71 days after the date upon which this Current Report on Form 8-K was filed with the Securities and Exchange Commission.

(b) Pro Forma Financial Information.

The unaudited pro forma combined consolidated financial information required by Item 9.01(b) of Form 8-K will be filed within 71 days after the date upon which this Current Report on Form 8-K was filed with the Securities and Exchange Commission.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Corning Incorporated, dated as of January 14, 2014.

99.1	Press Release, dated January 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2014

CORNING INCORPORATED

By:	/s/ Linda E. Jolly
Name:	Linda E. Jolly
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Corning Incorporated, dated as of January 14, 2014.

99.1	Press Release, dated January 15, 2014.

5